                                                                   EXHIBIT 10(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


MARY E. THORNTON
DIRECT LINE: 202.383.0698
Internet: mary.thornton@sablaw.com




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 3 to Form N-4 (File No. 333-119364) for Merrill Lynch Life Variable Annuity Separate Account D of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By:    /s/ Mary E. Thornton
                                                    ----------------------------
                                                                Mary E. Thornton


Washington, D.C.
December 9, 2005